                                                                    EXHIBIT 99.2



UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma condensed combined financial information has been prepared to give effect to the purchase of substantially all of the assets of the Wise Optical Vision Group, Inc. ("Wise") contact lens distribution business by OptiCare Health Systems, Inc ("OptiCare"), which was completed on February 7, 2003. The purchase price has been allocated on a preliminary basis to the assets acquired and liabilities assumed based on management's best estimates of their fair value with the excess cost over the net assets acquired allocated to goodwill in accordance with Statement of Financial Accounting Standard ("SFAS") No. 141, Business Combinations. The allocation of the aggregate purchase price to the assets and liabilities acquired is based upon estimated fair values, which may change based on the outcome of fair value studies, which have not yet been completed. The allocation of the aggregate purchase price reflected in the pro forma financial information is preliminary. The final allocation of the purchase price is not expected to differ materially from the preliminary allocation. The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that OptiCare deems appropriate.

         The unaudited pro forma condensed combined balance sheet as of December 31, 2002 gives effect to the purchase as if it had occurred on December 31, 2002 and combines the historical balance sheet of OptiCare as of that date and the historical balance sheet of Wise as of October 31, 2002. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2002 gives effect to the purchase as if it had occurred on January 1, 2002 and combines the historical statement of operations of OptiCare for the year ended December 31, 2002 with the historical statement of operations of Wise for the fiscal year ended October 31, 2002. Certain reclassifications were made to conform the historical financial statements of Wise to OptiCare's historical financial statements.

         The pro forma information presented herein may not necessarily be indicative of OptiCare's results of operations or financial position had the transaction been in effect as of or for the periods presented, nor is such information necessarily indicative of OptiCare's results of operation or financial position for any future period or date. Furthermore, no effect has been given in the unaudited pro forma condensed combined statement of operations for synergies that may be realized through the combination of OptiCare and Wise or costs that may be incurred in integrating their operations. The unaudited pro forma condensed combined financial statements should be read in conjunction with OptiCare's audited consolidated financial statement and notes thereto included in OptiCare's annual report on Form 10-K for the year ended December 31, 2002 and the historical financial statements, including the notes thereto, of Wise, included as Exhibit 99.1 to this Amended Current Report on Form 8-K.

                 OPTICARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             AS OF DECEMBER 31, 2002
                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                               HISTORICAL       HISTORICAL           PRO FORMA                 PRO FORMA
                                                OPTICARE           WISE             ADJUSTMENTS                 COMBINED
                                              -------------    -------------      ----------------           ---------------
ASSETS:
Current assets:
  Cash and cash equivalents                        $ 3,086           $1,744             $ (1,002) (a)              $ 3,828
  Accounts receivable, net                           5,273            6,314                                         11,587
  Inventories                                        2,000            4,916                  756  (b)                7,672
  Deferred income taxes, current                     1,660                -                                          1,660
  Other current assets                                 885              110                                            995
                                              -------------    -------------      ----------------          ---------------
    Total current assets                            12,904           13,084                 (246)                   25,742
Property and equipment, net                          3,337              998                1,645  (b)                5,980
Deferred debt issuance costs, net                    1,187              271                 (190) (b)(g)             1,268
Goodwill, net                                       20,516                -                    5  (e)               20,521
Intangible assets, net                               1,353            2,002               (2,002) (b)                1,353
Deferred income taxes, non-current                   3,140                -                    -                     3,140
Other assets                                         2,668              118                    -                     2,786
                                              -------------    -------------      ----------------          ---------------
    Total assets                                  $ 45,105         $ 16,473               $ (788)                 $ 60,790
                                              =============    =============      ================          ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                 $ 2,902          $ 6,976                    -                   $ 9,878
  Claims payable and IBNR                            2,143                -                    -                     2,143
  Accrued expenses                                   3,112              674             $    328 (a)(d)              4,114
  Current portion of long-term debt                  1,266           13,660              (13,660) (a)                1,266
  Unearned revenue                                   1,053                -                    -                     1,053
  Other current liabilities                            192              316                 (316) (a)                  192
                                              -------------    -------------      ----------------          ---------------
      Total current liabilities                     10,668           21,626              (13,648)                   18,646
                                              -------------    -------------      ----------------          ---------------
Non-current liabilities:
  Long-term debt--related party                     15,588                -                    -                    15,588
  Long-term debt, less current portion               2,564                -                7,371  (f)(g)             9,935
  Other liabilities                                  1,146              119                  (68) (a)                1,197
                                              -------------    -------------      ----------------          ---------------
      Total non-current liabilities                 19,298              119                7,303                    26,720
                                              -------------    -------------      ----------------          ---------------

Series B 12.5% redeemable
   preferred stock                                   4,487                -                     -                    4,487

STOCKHOLDERS' EQUITY:
  Common Stock                                          29                -                    1  (h)                   30
  Additional paid-in-capital                        63,589            5,889               (5,605) (c)(h)            63,873
  Accumulated deficit                              (52,966)         (11,161)              11,161  (c)              (52,966)
                                              -------------    -------------      ----------------          ---------------
    Total stockholders' equity                      10,652           (5,272)               5,557                    10,937
                                              -------------    -------------      ----------------          ---------------
       Total liabilities and
         stockholders' equity                     $ 45,105         $ 16,473               $ (788)                  $60,790
                                              =============    =============      ================          ===============


See accompanying notes to pro forma condensed combined financial statements.

                 OPTICARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                     HISTORICAL       HISTORICAL          PRO FORMA                 PRO FORMA
                                                      OPTICARE           WISE            ADJUSTMENTS                 COMBINED
                                                    --------------   --------------    -----------------         ---------------
NET REVENUES:
  Managed vision                                         $ 29,426                -                   -                   29,426
  Product sales                                            39,409         $ 65,199                   -                  104,608
  Other services                                           20,350                -                   -                   20,350
  Other income                                              2,346                -                   -                    2,346
                                                    --------------   --------------    -----------------         ---------------
    Total net revenues                                     91,531           65,199                   -                  156,730
                                                    --------------   --------------    -----------------         ---------------

OPERATING EXPENSES:
  Medical claims expense                                   22,326                -                   -                   22,326
  Cost of product sales                                    31,064           50,618                   -                   81,682
  Cost of services                                          8,158                -                   -                    8,158
  Selling, general and administrative                      26,298           13,133                   -                   39,431
  Goodwill impairment                                           -           10,685                   -                   10,685
  Depreciation                                              1,851              533                  (4) (i)               2,380
  Amortization                                                181              895                (895) (j)                 181
  Interest                                                  3,048              888                (205) (k)(l)            3,731
                                                    --------------   --------------    -----------------         ---------------
    Total operating expenses                               92,926           76,752              (1,104)                 168,574
                                                    --------------   --------------    -----------------         ---------------

Income (loss) from continuing
  operations before income taxes                           (1,395)         (11,553)              1,104                  (11,844)

Income tax expense (benefit)                                 (947)             221                 375 (m)                 (351)
                                                    --------------   --------------    -----------------         ---------------
Income (loss) from continuing operations                  $  (448)       $ (11,774)            $   729                $ (11,493)
                                                    ==============   ==============    =================         ===============


Income (loss) per share from continuing
  operations available to common
  stockholders--basic and diluted (n)                     $ (0.07)                                                      $ (0.90)

Shares used in per share calculations--
    basic and diluted                                  12,552,185                               750,000 (h)          13,302,185


See accompanying notes to pro forma condensed combined financial statements.

                 OPTICARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                (AMOUNTS IN THOUSANDS, EXCEPT SHARE INFORMATION)

(a) Adjustment to eliminate assets that were not acquired and liabilities that were not assumed as follows:

                                                        Asset
                                                     (Liability)
                                                    -------------
           Cash                                         $ 1,002
           Accrued Expenses                                (187)
           Other current liabilities                       (316)
           Long-term debt                               (13,660)
           Other non-current liabilities                    (68)
                                                    -------------
                                                      $ (13,229)
                                                    =============


(b) To adjust assets acquired to estimated fair value. Adjustment of $756 to inventory, $1,645 to property and equipment, ($271) to deferred debt issuance costs and ($2,002) to intangible assets.

(c)   Adjustment to eliminate stockholders' equity accounts of Wise:


           Additional paid-in-capital                 5,889
           (Accumulated deficit)                    (11,161)

(d) To reflect the estimated liability for transactions costs of $309 and to reflect an accrual for compensation and employee benefit costs of Wise of $206 incurred subsequent to October 31, 2002 but prior to the purchase date and thus not reflected in the historical balance sheet of Wise.

(e) To record goodwill for the excess of the cost of the purchase price over the estimated fair value of the identifiable net assets acquired.

           Purchase Price:
           ---------------
           Cash                                                    $ 7,290
           Issuance of common stock at estimated fair
           value (see adjustment (h))                                  285
           Transaction costs                                           309
                                                            ---------------
             Total                                                 $ 7,884
                                                            ===============

           Allocation of Purchase Price:
           -----------------------------
           Cash                                                      $ 742
           Accounts receivable, net                                  6,314
           Inventory                                                 5,672
           Property and equipment                                    2,643
           Other assets                                                228
           Accounts payable                                         (6,976)
           Accrued expenses                                           (693)
           Other liabilities                                           (51)
                                                            ---------------
           Estimated fair value of net                             $ 7,879
              assets acquired
           Goodwill                                                      5
                                                            ---------------
             Total                                                 $ 7,884
                                                            ===============

(f) To reflect $7,290 borrowed by OptiCare under its revolving credit facility with CapitalSource to fund the cash component of the purchase price. In connection with the purchase, OptiCare's revolving credit facility with CapitalSource was increased from $13 million to $15 million.

(g) To reflect $81 of financing fees paid to CapitalSource as consideration for an increase in OptiCare's credit facility (see adjustment (f)).

(h) To reflect the issuance of 750,000 shares of OptiCare common stock, with an estimated fair value of $285, to the seller as part of the purchase price consideration. The estimated fair value of the common stock issued was based on the actual closing price of OptiCare's common stock on December 31, 2002, the assumed effective date of the purchase for purposes of this pro forma information.

(i) Adjustment to eliminate historical depreciation expense of Wise of $533, which is partially offset by an adjustment of $529 to reflect depreciation expense on the estimated fair value of the property and equipment acquired of $2,643 using an average remaining useful life of five years.

(j)   To eliminate historical amortization of intangibles recorded by Wise.

(k) To eliminate historical interest expense of $888 recorded by Wise, which is partially offset by an adjustment of $656 to reflect interest expense associated with OptiCare's borrowing under its revolving credit facility (see adjustment (f)), at an average interest rate of 9%.

(l)   To reflect amortization of $27 of deferred financing fees (see adjustment
      (g)), over the remaining term of the credit facility, which expires in January 2005.

(m) Adjustment to reflect estimated tax effect of pro forma adjustments at the statutory rate of 34%.

(n) Includes effect of OptiCare's historical preferred stock dividend of $531 for the year ended December 31, 2002.